                                                                Exhibit 5(b)(ii)

                                                        DATED:  NOVEMBER 8, 1995
                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                    BETWEEN THE PARKSTONE GROUP OF FUNDS AND
                    FIRST OF AMERICA INVESTMENT CORPORATION
                      (FORMERLY SECURITIES COUNSEL, INC.)
                            DATED SEPTEMBER 8, 1988

                   NAME OF FUND                                  COMPENSATION*                          DATE
                   ------------                                  ------------                           ----
 Parkstone Bond Fund                                Annual rate of seventy four one-          September 8, 1988
 Parkstone Limited Maturity Bond Fund               hundredths of one percent (.74%) of
 Parkstone Intermediate                             the average daily net assets of each
   Government Obligations Fund                      Fund
 Parkstone Municipal Bond Fund
 Parkstone Equity Fund                              Annual rate of one percent (1%) of the    September 8, 1988
 Parkstone Small Capitalization                     average daily net assets of each Fund
   Value Fund
 Parkstone High Income Equity Fund

 Parkstone Michigan                                 Annual rate of seventy four one-          June 29, 1990
   Municipal Bond Fund                              hundredths of one percent (.74%) of
                                                    the average daily net assets of such
                                                    Fund

 Parkstone Balanced Fund                            Annual rate of one percent (1.00%) of     January 21, 1992
                                                    the average daily net assets of such
                                                    Fund
 Parkstone U.S. Government                          Annual rate of seventy-four one-          October 27, 1992
   Income Fund                                      hundredths of one percent (.74%) of
                                                    the average daily net assets of such
                                                    Fund

 Parkstone Large Capitalization Fund                Annual rate of eighty one-hundredths      November 8, 1995
                                                    of one percent (.80%) of the average
                                                    daily net assets of such Fund

                                   THE PARKSTONE GROUP OF FUNDS


                                   By: /s/ GEORGE R. LANDRETH
                                      ---------------------------
                                       George R. Landreth
                                       President

                                   FIRST OF AMERICA INVESTMENT CORPORATION
                                   (formerly known as Securities Counsel, Inc.)


                                   By: /s/ RICHARD A. WOLF
                                      ---------------------------
                                       Richard A. Wolf
                                       President


__________________________________

     *   All fees are computed daily and paid monthly.